UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement.
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☐	Soliciting Material under §240.14a-12.

National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 2, 2026
Dear Fellow Shareholder:
It is our pleasure to invite you to attend National HealthCare Corporation’s 2026 Annual Meeting of Shareholders (“Meeting”) on Thursday, May 7, 2026, at 3:30 PM CDT on the 14th Floor of the City Center building located at 100 E. Vine Street, Murfreesboro, Tennessee 37130.
Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting.
The Notice of Meeting and Proxy Statement in this mailing describe the business items we plan to address at the Meeting. We will also present a brief report on our business and respond to your questions. Our 2025 Annual Report to Shareholders, which is not a part of our proxy solicitations materials, is also enclosed. We encourage you to read our Annual Report.
Your vote is very important. Please take the time to cast your vote regardless of the number of shares you own. You have the option to cast your proxy vote by telephone (1-800-690-6903) or online at www.proxyvote.com as provided by Broadridge Financial Solutions. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via the internet, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please promptly sign, date and return the enclosed proxy card in the postage-paid envelope provided.
We look forward to seeing you on Thursday, May 7, 2026.
Best regards,

Robert G. Adams Chairman of the Board	Stephen F. Flatt Chief Executive Officer

NHC
100 East Vine Street | Murfreesboro, Tennessee | 37130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The 2026 Annual Meeting of the Shareholders of National HealthCare Corporation (“NHC”) will be held on the 14th Floor of the City Center located at 100 East Vine Street, Murfreesboro, TN 37130 on Thursday, May 7, 2026, at 3:30 PM CDT (the “Meeting”).
A list of shareholders of record as of the record date is available for inspection by shareholders at the principal executive offices of the Company located at 100 East Vine Street, Murfreesboro, TN 37130, and will be available for inspection by shareholders at the Meeting. All requests to access the list prior to the Meeting should be directed to Josh A. McCreary, Senior Vice President and General Counsel, at josh.mccreary@nhccare.com.
Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting.
At the 2026 Annual Meeting of the Shareholders, we will vote on the following items and any other matters that are properly presented:
1)	The re-election of Emil E. Hassan, Lisa Piercey, M.D., and William A. Adams, as directors to each hold office for a three (3) year term and until their successors have been duly elected and qualified;
2)	To consider an advisory vote on compensation of our Named Executive Officers; and
3)	Transact such other business as may properly come before the Meeting or any continuances of it.
The Board has chosen the close of business on Friday, March 13, 2026, as the record date for the determination of shareholders who must be notified of and who are eligible to vote at the Meeting or at any postponement or adjournment thereof.
It is NHC’s desire to conduct a safe and informative Meeting. In that interest, and in the interest of conducting a fair and orderly Meeting, NHC intends to observe its rules of conduct. A copy of the rules of conduct will be made available on the NHC website (www.nhccare.com) and at the Meeting. Any deliberate violation of these rules of conduct or an attempt to disrupt the Meeting will be considered cause for expulsion from the Meeting or the question-and-answer session. The Chairman will exercise his judgment on any procedural matters not addressed in these rules of conduct.
Thank you for your cooperation and for joining NHC at the Meeting.
Please use the toll-free phone number 1-800-690-6903 or vote online at www.proxyvote.com (provided by Broadridge Financial Solutions) or sign, date, and return the proxy card promptly in the enclosed envelope. All proxy materials are also available via the website at www.nhccare.com. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

As authorized by the Board of Directors, Josh A. McCreary Senior VP, General Counsel, and Secretary
April 2, 2026
Murfreesboro, TN

Your Vote is Important!

NHC
100 E. Vine St.
Murfreesboro, TN 37130
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE MEETING
Why are you receiving these proxy materials?
We are providing these proxy materials to you because National HealthCare Corporation’s Board of Directors (the “Board”) is asking (or soliciting) shareholders to provide proxies to be voted at our 2026 Annual Meeting of the Shareholders (the “Meeting”). The Meeting is scheduled for Thursday, May 7, 2026, and will be held at NHC’s principal executive office, located on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee. Your proxy will be used at the Meeting or at any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to National HealthCare Corporation as “NHC,” “we,” “our” or the “Company.”
What is a proxy?
A proxy is a legal designation of another person to vote your shares. You may authorize the other person by phone or via an Internet website. You also may do so in writing by filling out your proxy card if you hold shares in your own name. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail, by completion of a voting instruction card, by telephone or via the Internet.
When is this Proxy Statement (with Annual Report) being mailed?
This Proxy Statement and the proxy card are first being sent to shareholders on or near April 2, 2026. A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2025, including audited financial statements, is also enclosed.
Are the proxy materials available on the Internet?
A full set of proxy materials is available on the NHC website at www.nhccare.com. Just click on the button labeled “2026 Proxy Materials” after clicking on the “Investor Relations” and “Annual Meeting” tabs. Our Company maintains the confidentiality of shareholders who use our website. We do not utilize “cookies” or other tracking features on the NHC website.
What is a shareholder of record?
A shareholder of record or registered shareholder is a shareholder whose ownership of NHC Common Stock (defined below) is reflected directly on the books and records of the Company’s transfer agent. If you hold NHC Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization.
How can you vote?
If you are a shareholder of record, you may vote by using the toll-free number 1-800-690-6903 or via the Internet at www.proxyvote.com. Your proxy card includes instructions for using these quick, cost-effective and easy voting methods. You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials. If you vote by telephone or the Internet, DO NOT return your proxy card by mail. You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the Meeting. You also may vote at the Meeting; however, we encourage you to vote by proxy card, by telephone, or via the Internet even if you plan to attend the Meeting.
If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail (with the completion of a voting instruction card), by telephone and the Internet. If you hold shares through a broker or other nominee and wish to vote your shares at the Meeting, you must obtain a legal proxy from your broker or nominee and, present it to the inspector of election with your ballot when you vote at the Meeting.
Can I revoke my proxy or change my vote?
You have the power and right to revoke the proxy or change your vote at any time before the Meeting. If you are a shareholder of record, you may change or revoke your proxy by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote during the Meeting, thereby canceling the proxy. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the Meeting.
If you hold your shares through a broker or other nominee, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee. If you have obtained a legal proxy from your bank, broker or other nominee you may cancel your prior proxy by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the Meeting.
Who is entitled to vote at the Meeting?
All shareholders who held shares of Common Stock at the end of the business day on Friday, March 13, 2026, (the “Record Date”) are entitled to receive notice of and to vote at the Meeting.
Who attends the Meeting?
Shareholders (or their authorized representatives) and our guests are invited to attend the Meeting.
How will your shares be represented at the Meeting?
At the Meeting, the officers named in the proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board recommends, which is:
“FOR” the re-election of each of the nominees for director named in this Proxy Statement (Proposal I); and
“FOR” the approval of the Company’s compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement (Proposal II).
Are there any other matters to be addressed at the Meeting?
We know of no other matters to be brought before the Meeting, but if other matters are properly brought up before or at the Meeting, the officers named in your proxy would take action in their judgment in the best interests of our Company and its shareholders, to the extent permitted under the U.S. Securities Laws.
How many shares will be voted at the Meeting?
All shareholders who hold shares of Common Stock at the end of the business day on the Record Date are entitled to vote at the Meeting. As of March 13, 2026, there were 15,599,046 shares of Common Stock, par value $0.01 per share (“Common Stock”) outstanding. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.
What constitutes a quorum for the Meeting?
The holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain, “withhold” authority, or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company’s Secretary who will determine whether or not a quorum is present.

How many votes are required for the proposals?
The affirmative vote of a majority of the votes cast at the Meeting is required for a Proposal to be approved.
How will abstentions and votes to “withhold” authority be counted?
Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter but will not be counted as votes cast on such matter. As a result, once a quorum is established, abstentions will have no effect on such matters. Votes to “withhold” authority will be included in the determination of the number of votes cast.
What is a broker non-vote and how is it counted?
If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Each of the proposals to be voted on at the Meeting is a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on any of the proposals. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Accordingly, a “broker non-vote” may affect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matters.
Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this Proxy Statement?
There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.
Where can I find the voting results of the Meeting?
The Company will announce preliminary or final voting results at the Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the Meeting.

Are there any shareholders that beneficially own more than 5% of NHC’s Common Stock?
The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, as of the close of business on March 13, 2026, no person or entity was known to us to beneficially own more than 5% of the outstanding Common Stock.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,800,345(2)	11.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,420,348(3)	9.1%
Morgan Stanley 1585 Broadway New York, NY 10036	1,102,514(4)	7.1%
Morgan Stanley Institutional Investment Advisors, LLC 5299 DTC Blvd., Suite 1000 Greenwood Village, CO 80111	1,038,787(5)	6.7%
National Health Corporation(6) P. O. Box 1398 Murfreesboro, TN 37133	1,030,887	6.6%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One Austin, TX 78746	957,815(7)	6.2%

*	Columns that do not apply have been deleted.
(1)
The percentages shown are based on 15,599,046 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming the exercise of options that are exercisable within 60 days.

(2)
Based solely on information provided by BlackRock, Inc. on a Schedule 13G/A filed October 17, 2025, which provides that BlackRock has sole voting power with respect to 1,770,601 shares and sole dispositive power with respect to 1,800,345 shares.

(3)
Based solely on information provided by The Vanguard Group on a Schedule 13G/A filed April 30, 2025, which provides that the Vanguard Group has shared voting power with respect to 8,256 shares, sole dispositive power with respect to 1,398,921 shares and shared dispositive power with respect to 21,427 shares.

(4)
Based solely on information provided by Morgan Stanley on a Schedule 13G filed on March 12, 2026, which provides that Morgan Stanley has shared voting power with respect to 1,099,514 shares and shared dispositive power with respect to 1,102,537 shares.

(5)
Based solely on information provided by Morgan Stanley Institutional Investment Advisors, LLC on a Schedule 13 filed on March 12, 2026, which provides that Morgan Stanley Institutional Investment Advisors, LLC has shared voting power with respect to 1,038,787 shares and shared dispositive power with respect to 1,038,787 shares.

(6)
National Health Corporation is owned solely by the National Health Corporation Leveraged Employee Stock Ownership Plan & Trust. Its board of directors is composed of Brian Kidd, Jeffrey R. Smith, and R. Michael Ussery, all of whom disclaim any beneficial ownership thereof.

(7)
Based solely on information provided by Dimensional Fund Advisors, LP on a Schedule 13G/A filed February 9, 2024, which provides that Dimensional Fund Advisors, LP has sole voting power with respect to 939,908 shares and sole dispositive power with respect to 957,815 shares. Dimensional Fund Advisors, LP disclaims beneficial ownership with respect to these shares, which are all owned by certain investment companies, trusts, and accounts advised by Dimensional Fund Advisors, LP.

DIRECTORS OF THE COMPANY
NHC currently has a nine-person Board. As disclosed on a Current Report on Form 8-K filed with the SEC on November 13, 2024, W. Andrew Adams retired from the Board at the conclusion of the 2025 annual meeting of shareholders. As disclosed on a Current Report on Form 8-K filed with the SEC on November 12, 2025, Lisa Piercey, M.D., was elected to the Board effective November 6, 2025, to fill the vacancy left by Mr. Adams. As disclosed on a Current Report on Form 8-K filed with the SEC on February 17, 2026, the Board increased the number of Directors from seven to nine and filled the two resulting vacancies with Dr. David R. Gifford as a Class 2 Independent Director, and William A. “Andrew” Adams as a Class 1 Independent Director. Directors each serve a three-year term (except that directors appointed or elected to fill a vacancy may serve a shorter initial term) and may be removed from office for cause only. The following table gives information about our directors:

Names of Directors	Age	Position	Expiration of Term
J. Paul Abernathy, M.D.	90	Director	2027
William A. Adams	54	Director	2026
Robert G. Adams	79	Chairman of the Board	2027
Stephen F. Flatt	70	Director & CEO	2028
David R. Gifford, M.D, MPH	63	Director	2027
Emil E. Hassan	79	Director	2026
Richard F. LaRoche	80	Director	2028
Lisa Piercey, M.D.	48	Director	2026
Sandra Y. Trail	78	Director	2028

J. Paul Abernathy, M.D. (Independent Director) joined the Board in 2003 and is a retired board-certified general surgeon. He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and is a member of the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee. From his many years as a practicing physician, Dr. Abernathy brings a unique perspective to the Board on physician matters and the business of health care. He currently serves on the Company’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.
William A. “Andrew” Adams (Independent Director) joined the Board effective February 12, 2026. Mr. Adams served as the administrator of one of the Company’s largest facilities, AdamsPlace, a CCRC with 289 beds/units, for more than a decade early in his career. Since 2014, he has served as the President of a multilocation financial services company and has overseen its expansion from nine to twenty retail locations. Mr. Adams has a B.A. degree in business administration from Lipscomb University. He is the nephew of Robert Adams, Chairman of the Board, son of W. Andrew Adams, a former Board member, and grandson of the Company’s founder, Dr. Carl Adams. Mr. Adams has a background in long-term care administration and business operations and expansion, which will broaden our Board’s expertise in these critical areas. He currently serves on the Board’s Compensation Committee.
Robert G. Adams (Chairman & Independent Director) has served NHC for 52 years - 20 years as Senior Vice President, 11 years as Chief Operating Officer, 5 years as President, 12 years as CEO and 33 years on the Board. He became Chairman of the Board on January 1, 2009 and served as Chief Executive Officer from November 1, 2004 until December 31, 2016. Mr. Adams retired from his position as CEO effective December 31, 2016 but remains non-executive Chairman of the Board. He has extensive long-term health care experience, including serving NHC as a healthcare center administrator and Regional Vice President. Mr. Adams joined the Board of National Health Investors, Inc. (“NHI”) in May 2020. As the former CEO, Mr. Adams provides a valuable perspective regarding the business and strategic direction of the Company and brings his experience in all aspects of the Company’s business to the Board’s deliberations. Mr. Adams has a B.S. degree from Middle Tennessee State University. He also served on the board of National Health Realty, Inc. from December 1997 through October 2007. He is the brother of W. Andrew Adams.
Stephen F. Flatt (CEO, President & Inside Director) was appointed to the Board and named Chief Executive Officer effective January 1, 2017. He joined NHC in June 2005 as Senior Vice President-Development. On January 1, 2009, Mr. Flatt became NHC’s President. He served as the President of Lipscomb University from 1997 through

June 2005 and, prior to that, President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb. Mr. Flatt recently served as Co-Chair of the Council for Post Acute Care (CPAC), and as a member of the Board of Governors of the American Health Care Association (AHCA). He currently serves on the Board of Directors of the Murfreesboro Community Investment Trust, The Community Foundation of Rutherford County, and the Tennessee Business Leadership Council (TBLC), and is a former member of the Board of Directors of the Nashville Health Care Council. In 2013, he was a member of the Council’s inaugural “Health Care Fellows” Program led by former Senate Majority Leader Bill Frist. Also in 2013 he was named one of Middle Tennessee’s “Health-Care Heroes” by the Nashville Business Journal. Mr. Flatt’s role as Chief Executive Officer and his considerable experience in the health care field provides the Board with valued insight and leadership. He received his B.A. degree from David Lipscomb College and his M.S. degree and Ph.D. from George Peabody College of Vanderbilt University.
David R. Gifford, MD, MPH, (Independent Director) joined the Board effective February 12, 2026. Dr. Gifford is a geriatrician who, since 2011 and until his recent retirement, served in multiple positions at the American Health Care Association and National Center for Assisted Living (AHCA/NCAL), which represents nursing homes, assisted living communities, and intermediate care facilities. He helped create the Quality Department at AHCA/NCAL and led the response to the COVID-19 pandemic. Dr. Gifford oversaw several departments while at AHCA/NCAL including the Quality, Regulatory, Research and Provider Network teams. He established the Center for Health Policy and Evaluation in LTC and the EMR Data Cooperative. During his tenure at AHCA/NCAL, he also served as a member of the Baldridge Foundation Board, a 501c3 established by Congress to support and promote the US Department of Commerce’s Malcolm Baldridge Program. He is the co-author of LTC Success: How Senior Care Communities Thrive Clinically and Financially and holds a faculty appointment at Brown University Medical School and School of Public Health. Earlier in his career, Dr. Gifford served as Chair of the US Department of Veteran’s Affairs Geriatric and Gerontology Advisory Committee, which advised the Secretary of Veterans Affairs on geriatric issues facing veterans. From 2005-2011, Dr. Gifford was the Director of the Rhode Island State Department of Health, where he received the National Governor’s Distinguished Service Award for State Officials for his management of the H1N1 influenza outbreak. Dr. Gifford received his medical degree from Case Western Reserve University and conducted his geriatric fellowship at UCLA, where he also earned his Master’s Degree in Public Health and was a Robert Wood Johnson Clinical Scholar. Dr. Gifford’s commitment to the geriatric population and his unique understanding of the intersection of public health and healthcare operations will expand the Board’s expertise in these important areas. He currently serves on the Board’s Nominating and Corporate Governance Committee.
Emil E. Hassan (Independent Director) joined the Board in April 2004. In 2004, he retired from the position of Senior Vice President of manufacturing, purchasing, quality and logistics for Nissan North America, Inc. while also serving as Chairman and CEO of Distribution and Auto Services (“DAS”), a Nissan affiliate company. Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing. Mr. Hassan brings to the Board, among other skills and qualifications, years of management and financial experience from his positions with Nissan and Ford Motor Company. He served for 30 years as the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County and sits on the Ascension, St. Thomas Health Board of Directors Quality and Safety Committee. He is a member of the Leadership Rutherford Alumni Association and the Leadership Nashville Alumni Association. He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch. Mr. Hassan is chairman of NHC’s Compensation Committee and also serves on NHC’s Nominating and Corporate Governance Committee and Audit Committee.
Richard F. LaRoche (Independent Director) served NHC for 27 years as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as an NHC Board member since 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. He has previously served on the publicly held boards of National Health Investors, Inc. (1991 through 2008), and National Health Realty, Inc. (1997 through 2007). Mr. LaRoche also served as a director of privately held Lodge Manufacturing Company, was a member of its Compensation and Audit Committees, and was Chair of its Audit Committee (2001-2021). Mr. LaRoche’s long career as former Secretary and General Counsel of the Company, during which time he was responsible for the Company’s finance and development initiatives, provides the Board with invaluable experience in addressing the issues and challenges facing the Company. He serves as the Chairman of NHC’s Nominating and Corporate Governance Committee, and as a member of the Compensation Committee and the Audit Committee.
Lisa Piercey, M.D., MBA (Independent Director) joined the Board in November 2025 and is the founder and managing partner of Tristela Capital Partners, a lower middle market healthcare investment firm. She holds both operational and governance roles throughout the portfolio, including as Chairman of the Board of Tristela Capital Partners and LTL Healthbreak. Before founding Tristela in 2023, Dr. Piercey served on Tennessee Governor Bill Lee’s cabinet as Commissioner of Health for the State of Tennessee. In that role she managed a $700 million budget and over 4,300 employees, and led the state’s response to the COVID-19 pandemic. Prior to her appointment as the Tennessee Commissioner of Health, she served as Executive Vice-President of West Tennessee Healthcare, a $1.1 billion not-for-profit health system, where she focused on access to cost-effective care for rural and underserved populations. Dr. Piercey is certified by the American Board of Pediatrics in both General Pediatrics and Child Abuse Pediatrics. She volunteers on the board of multiple non-profit organizations, including Lipscomb University, Aspell Recovery Center, and theCO Entrepreneur Center. She serves as a member of NHC’s Audit Committee.
Sandra Y. Trail (Independent Director) joined the Board in 2022. Ms. Trail has been a licensed practicing attorney for over 35 years as a sole proprietor and since 2018 as a principal in the firm of Trail, Coleman and Stearns, PLLC located in Murfreesboro, Tennessee. In her capacity as an attorney, Ms. Trail has represented businesses, governments, and individuals in a wide variety of transactional matters. Ms. Trail is also a certified public accountant and has worked in the tax and audit departments of two public accounting firms. Ms. Trail earned a B.S. degree in accounting from Middle Tennessee State University and a law degree from the Nashville School of Law. She has served on numerous legal, charitable, governmental and health care boards. She currently serves as a board member of the City of Murfreesboro Tennessee Water Resources Board, World Outreach Church’s Board, Past President’s Council of the Middle Tennessee State University Foundation Board of Trustees, as well as past President of the Leadership Rutherford Alumni Association, a member and past President of the Rutherford/Cannon County Bar Association, and a member and past President of the Murfreesboro Estate Planning Council. Ms. Trail serves as Chair of NHC’s Audit Committee and as a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

EXECUTIVE OFFICERS OF THE COMPANY
Officers serve at the pleasure of the Board. The following table gives information about our executive officers (those not serving on the Board):

Executive Officers	Age	Position
Vicki L. Dodson(1)	64	Senior V.P., Patient Services & Chief Nursing Officer
B. Anderson Flatt, Sr.	64	Senior V.P. & Chief Information Officer
Brian F. Kidd	51	Senior V.P. & Chief Financial Officer
Josh A. McCreary	53	Senior V.P., General Counsel, & Secretary
Timothy J. Shelly	58	Senior V.P., Operations
R. Michael Ussery(2)	67	President & Chief Operating Officer

(1)
The Board of Directors voted to change Ms. Dodson’s title from Senior V.P., Patient Services to Senior V.P., Patient Services & Chief Nursing Officer at its meeting on February 12, 2026. Her duties, role, and responsibilities were unchanged.

(2)
As reported elsewhere in this Proxy Statement, Mr. Ussery retired effective December 31, 2025. As disclosed in a Current Report on Form 8-K filed with the SEC on November 12, 2025, Stephen F. Flatt, who has served as the Company’s Chief Executive Officer (CEO) since January 1, 2017, began serving as both President and CEO upon Mr. Ussery’s retirement.

Vicki L. Dodson (Senior Vice President, Patient Services & Chief Nursing Officer) was named Senior Vice President, Patient Services on June 1, 2019. Her title was changed to Senior V.P. & Chief Nursing Officer on February 12, 2026, but her responsibilities did not change. She joined NHC in 1984 and previously held the title of Assistant Vice President, Patient Services since 2017, and, prior to that, served as Electronic Health Record (EHR) Director and Comprehensive Patient Care Software (CPCS) User Analyst. She began her career with NHC as a Home Care staff nurse and then served as a Director of Nursing and Regional Nurse. In 1996, Ms. Dodson came to the corporate office as a clinical user analyst to assist with the development and support of electronic patient assessments. Ms. Dodson earned her Bachelor of Science degree in Nursing from Austin Peay State University. She is a current member of the Clinical Practices committee for the American Health Care Association, the Nurse Executive Council and the Strategic HealthCare Programs Advisory Board.
B. Anderson Flatt, Sr. (Senior Vice President & Chief Information Officer) brought more than 32 years of experience in health care technology when he joined the Company in 2017, including roles as Senior-Vice President and Chief Information Officer at Corizon Health from 2014-2017, Senior Vice-President and Chief Information Officer at Cigna-Health Spring from 2006-2014, and prior to that, at AIM HealthCare (now a division of Optum). Mr. Flatt serves as board member and Treasurer of Ascend Federal Credit Union, member Ratio Advisory board, Chair Emeritus of Tennessee CIO and Chair of MTSU MSPS Advisory Board. Mr. Flatt is the recipient of the Nashville Technology Council CIO and Volunteer of the Year (2011), Nashville Business Journal Technology Power Leader (2011 and 2012), Healthcare Hero (2014), CIO Award (2015) and Nextiva Top 80 CIOs You Should Know (2020). He holds a B.S. degree in Computer Science from Lipscomb University.
Brian F. Kidd (Senior Vice President & Chief Financial Officer) joined the Company in 2008. On May 31, 2023, Mr. Kidd’s title was changed from Senior Vice President, Controller and Principal Accounting Officer to the title of Chief Financial Officer. Mr. Kidd was the Senior Vice President, Controller and Principal Accounting Officer from January 1, 2017 until May 31, 2023. Prior to 2017, Mr. Kidd also served as Vice President of Financial Reporting and Director of Financial Reporting prior to the above roles. His responsibilities at NHC include overseeing all aspects of the Company’s overall financial management. These duties include all aspects of internal and external financial reporting, treasury and cash management operations, healthcare reimbursement compliance, income and indirect tax compliance, as well as Sarbanes-Oxley requirements for NHC. He is active in the community and currently serves on the boards of the Middle Tennessee State University Foundation Board of Trustees, Middle Tennessee State University Accounting Advisory Board, Murfreesboro Water Resources Board, First National Bank of Middle Tennessee, Providence Christian Academy Board of Trustees, and the One Hundred Club of Rutherford County, Inc. Prior to joining NHC, Mr. Kidd was in public accounting for 10 years. Mr. Kidd is a Certified Public Accountant and received his B.S. in Accounting from Middle Tennessee State University in 1998.
Josh A. McCreary (Senior Vice President, General Counsel & Secretary) joined the Company in 2019 as Senior Vice President, General Counsel, and Secretary. Prior to joining NHC, Mr. McCreary practiced law for 20 years at Hudson, Reed & McCreary, PLLC. In private practice, he regularly counseled and represented businesses, governments, and individuals in a wide variety of transactional, compliance, and litigation matters. As part of his private practice, he also served as the County Attorney for Rutherford County, Tennessee from 2016-2019. Mr. McCreary received his J.D. Magna Cum Laude from the University of Tennessee where he also served as an editor on the Tennessee Law Review. He received his B.A. degree from Lipscomb University. Mr. McCreary serves on several non-profit boards, including Barnabas Vision, Inc., Journeys in Community Living, Inc., and the Burgess Family Foundation.
Timothy J. Shelly (Senior Vice President, Operations) was named Senior Vice President of Operations for NHC in August 2024 and he began serving as the Principal Operating Officer on January 1, 2026, upon the retirement of R. Michael Ussery. Mr. Shelly served as Regional Vice President for the Metro Nashville Region from 2014-2024 and prior to that was the Executive Director of Richland Place, a 107-bed health care center, 24-unit assisted living and 137-unit independent living center located in Nashville, Tennessee. Mr. Shelly was honored to receive awards for NHC’s Administrator of the Year for 2002 and Center of the Year in 2010. He has been with NHC since 1992 and is a graduate of the NHC Administrator in Training Program. Mr. Shelly earned his BBA from Belmont University in Nashville, Tennessee.
R. Michael Ussery (Retired, President and Chief Operating Officer) was with the Company since 1980 and retired effective December 31, 2025, as reported in a Current Report on Form 8-K filed with the SEC on September 26, 2025. On January 1, 2009, Mr. Ussery was appointed Chief Operating Officer and on January 1, 2017 he was appointed President of NHC. During his tenure with NHC he has served as Senior Vice President-Operations, Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations. Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005. Mr. Ussery has a B.B.A. from The University of Notre Dame and an M.B.A. from Middle Tennessee State University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The Board held seven meetings during 2025. Each director attended at least 75% of the total number of meetings of the Board and each Committee on which such director served in 2025. The Company strongly urges, but does not require, directors to attend the Meeting of the shareholders. At the 2025 annual meeting of the shareholders, all then current directors were in attendance. The NYSE American listing rules require that a majority of the Board be comprised of independent directors. The Board has determined that all directors, except Mr. Flatt, are independent directors according to Section 802A of the NYSE American Company Guide.
Historically we followed the traditional board leadership model – with our Chief Executive Officer also serving as Chairman of our Board. However, effective December 31, 2016, Mr. Robert Adams retired as Chief Executive Officer but remains as the non-executive Chairman of our Board. As our Chairman, Mr. Adams is charged with presiding over all meetings of the Board and our shareholders and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations. With 50 years of experience with NHC, including 12 as the CEO and 31 years on the Board, Mr. Adams is well positioned to provide our CEO with guidance, advice and counsel regarding our Company business, operations and strategy. We believe that having Mr. Adams as Chairman allows us to continue to draw upon his extensive knowledge of the healthcare industry. Our customers, suppliers and other business partners have always viewed Mr. Adams as a visionary leader in our industry, and we believe that having him remain as the Chairman of the Board, even though he has retired as the CEO, is good for our business. Accordingly, we believe that having separate Chairman and CEO positions is currently the best governance model for our Company and our shareholders.
Our Board committees, each comprised solely of independent directors and each with a separate chair, are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (the “Nominating Committee”). During 2025, Dr. Abernathy, Mr. Hassan, Mr. LaRoche, and Ms. Trail, served on each of the Audit Committee, Compensation Committee, and Nominating Committee. Dr. Piercey was appointed to the Audit Committee effective November 6, 2025 as reported on a Current Report on Form 8-K filed with the SEC on November 11, 2025. As reported on a Current Report on Form 8-K filed with the SEC on February 17, 2026, Dr. David R. Gifford was appointed to the Nominating Committee and William A. Adams was appointed to the Compensation Committee, both effective February 12, 2026. At its meeting on May 9, 2024, and as provided by the Corporate Governance Guidelines and the applicable committee charters, the Board elected Sandra Y. Trail as Chair of the Audit Committee, Emil E. Hassan as Chair of the Compensation Committee, and Richard F. LaRoche as Chair of the Nominating Committee. The Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters and some aspects of the Company’s risk management processes. The Compensation Committee oversees the annual performance evaluation of our CEO and other top executives, and, along with the full Board, is also responsible for overseeing succession planning. The Nominating Committee monitors matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance.
Our Board’s Audit Committee is responsible for overseeing the risk management function of the Board. As part of this function, the Audit Committee has appointed a Certification Committee comprised of the Company’s Compliance Officer, Chairman of the Audit Committee, Director of Internal Audit, Chief Financial Officer, General Counsel, and the Chief Information Officer, to meet quarterly with a designated member of the Board’s Audit Committee, who serves as Chair of the Committee. In 2025, NHC’s Certification Committee met four times. These officers meet with the designated Audit Committee representative separately, as needed, and then jointly to report on risk related matters and to ensure proper communication between senior management, the Audit Committee and the full Board. While the Audit Committee discharges this responsibility, our entire Board is also actively involved in overseeing risk management. For example, at each of its meetings, the Board receives a report from the Chair of the Audit Committee and discusses risks that we are currently facing. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, our Compensation Committee considers risks that may be implicated by our executive compensation programs and, consistent with NYSE American Listing Standards, our Audit Committee considers the impact of risk on our financial position and the adequacy of our risk-related internal controls.
Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors.
On an annual basis, as part of our governance review and succession planning, the Board (led by the Nominating Committee) evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our shareholders. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. The Board is comprised of experienced independent directors, the Board committees are led by independent directors and the independent directors hold meetings, as needed, in executive session which we believe remains the optimal structure for our Company and our shareholders.
The Board publishes the charters of the Audit Committee, Compensation Committee and Nominating Committee on NHC’s website at www.nhccare.com. Each committee is submitting a report in this Proxy Statement. Each committee adopted its respective charter, as amended, which provides that the Board and/or each committee elects a chairman. These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors. Each committee’s chairman serves as the presiding officer at committee meetings.
The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The Board has adopted the NHC Code of Ethics & Business Conduct and the NHC Valuesline, each of which are available on the Company’s website (under the tab labeled “Investor Relations”) and described in this Proxy Statement on pages 36-37. The Board has also adopted NHC Corporate Governance Guidelines, which have been posted to the Company website.
Finally, we note that the Board has found that Audit Committee member Richard F. LaRoche and Chairman Sandra Y. Trail both meet the SEC definition of audit committee financial expert, and meet the NYSE American definition of an independent director.
Sustainability
NHC is committed to supporting a sustainable future through our business practices, the social impacts of our operations, and caring about the environment.
Human Capital
The health and safety of our employees (we call our “Partners”) is our highest priority. We provide our full-time Partners an opportunity to participate in benefit programs, including health insurance, vision, dental, life insurance and a 401(k) plan. As part of the Company’s commitment to its patients and Partners, we have a “Better Way Program.” Our Partners gather daily across our footprint to review one of twenty “Better Way Promises” that promote Partner satisfaction and engagement, as well as patient well-being. We also focus on safety training in order to maintain a safe work environment and minimize work-related injury. When the COVID-19 pandemic began, we ensured and continue to ensure that our Partners have access to appropriate personal protective equipment needed in order to protect themselves. We continue to monitor and adjust our response to work-related threats as circumstances and regulations require.
In 2023, NHC was certified as a “Great Place to Work” by the Great Place to Work Organization based on our superior employee trust index score. Great Place to Work certification is a recognition earned by companies that meet specific experience benchmarks, and highlights workplaces with a positive, engaging workplace culture. NHC was re-certified as a “Great Place to Work” in 2024 and 2025. As of December 31, 2025, none of our Partners were represented by a collective bargaining agreement. We believe relations with our Partners have been and remain good. Our Partners are guided by NHC’s Code of Conduct and they take pride in their work.
Community
We have a long and proud history of investing in the communities where we live and work. Through the National Health Foundation (the “Foundation”) and The Foundation for Geriatric Education (“TFGE”) we give back by providing grants to nonprofits and tuition reimbursement to Partners to further their education in the field of geriatrics. We also have a Compassion Fund which is used to help support Partners in times of need. Many of our Partners make a positive impact in the communities in which they live by donating their time and talent by volunteering and serving on boards of charitable organizations.
Environmental Sustainability
We are working diligently to minimize our effect on the environment by conserving energy and protecting our natural resources. We are focusing on being more energy efficient and reducing our water use and wastewater discharges while continuing to provide a healthy environment for our patients, Partners and visitors. We are committed to adhering to applicable federal, state and local environmental regulations. Our goal is to minimize environmental risks to our patients and in the communities in which we operate.

We have partnered with a company to study and identify areas on our properties that would benefit from lighting upgrades as part of our efforts to reduce energy consumption. Through recycling programs, we are working to reduce the amount of waste sent to landfills. Our electronic waste is recycled through a zero-landfill recycling company. The Company has started using Direct Supply’s TELS building management software. TELS is utilized, in part, to manage and track the useful life of major building assets, which creates efficiencies through sound maintenance and replacement practices.
Hedging Policy
Our General Policy on Insider Trading prohibits our directors, executive officers at the level of Senior Vice-President or above, and certain other designated employees from entering into hedging or monetization transactions or similar arrangements with respect to Company securities.
Board Composition
The Board has always been and remains committed to a distinctive Board composition and has taken several material steps toward this in recent years.
At a meeting of the Nominating Committee on August 6, 2020, the Nominating Committee considered and ultimately recommended to the Board amendments to the Nominating and Corporate Governance Committee Charter to more directly address Board composition, including, but not limited to, race, ethnicity, gender, and age. The Nominating Committee also considered Corporate Governance Guidelines for the Company, which states that when evaluating Board candidates and Board composition, the Board can consider many relevant qualifications, such as distinctiveness of experience and thought, an understanding of the healthcare industry, public company leadership, finance, and accounting, among other relevant factors. The Nominating Committee recommended approval and adoption of the Corporate Governance Guidelines and an Amended and Restated Nominating and Corporate Governance Committee Charter to the Board. The Board approved both documents effective August 15, 2020. Both the Amended and Restated Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines are posted on the Company website at www.nhccare.com under the “corporate governance” tab under “investor relations.”
Insider Trading Policy
The Board of Directors adopted an amended and restated General Policy on Insider Trading at its regularly scheduled meeting on November 7, 2024, which sets forth the Company’s policies and procedures designed to prohibit unlawful trading, hedging transactions and related practices. A copy of the policy was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Recoupment Policy
Pursuant to the requirements of Section 811 of the NYSE-American Company Manual which requires that reporting companies adopt a Compensation Recoupment Policy, the Board of Directors adopted a Compensation Recoupment “Clawback” Policy at its regularly scheduled meeting on November 2, 2023. A copy of the policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Cybersecurity
The Company Board of Directors takes seriously both the responsibility to guard against cybersecurity threats and its compliance with the SEC Cybersecurity regulations adopted on July 26, 2023. The Board of Directors receives an annual cybersecurity update from the Chief Information Officer (CIO) and Chief Information Security Officer (CISO) and, accordingly, received its customary detailed briefing from the CIO and CISO at its August 7, 2025 meeting.
At its November 2, 2023 meeting, the Board determined that the CIO will report relevant information regarding cybersecurity threats and risks to the Certification Committee, which meets quarterly and is chaired by a designee of the Audit Committee and is discussed further on page 12 of this Proxy Statement. The Chairman will then elevate any matters of significance, as warranted, to the full Audit Committee. The Audit Committee can then further elevate matters to the full Board of Directors, as necessary or required.
The Company has adopted processes to identify, assess, and manage material risks from cybersecurity threats. It has also adopted processes to evaluate material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents. The Company has adopted processes to assess and evaluate the necessity of any material disclosures required on Form 8-K.

The Company’s CIO has more than 40 years’ experience in information technology and cyber matters in healthcare. The Company’s CISO has 27 years in cybersecurity matters and has served as the Company’s CISO for 7 years. The Company has an Incident Response Planning Committee who will meet, as necessary, to address, identify, and manage any material cybersecurity threats. The Company also has a crisis team consisting of the Compliance Officer, General Counsel, Chief Financial Officer, Human Resources Officer, Facilities Management Administrator, and the Network Systems Administrator, which will be engaged if an event poses a significant risk to the Company.
The Company and the Board of Directors are committed to remaining updated on evolving cybersecurity regulations and best practices, as well as the development and amendment of processes to meet these changing demands.

BOARD OF DIRECTORS
COMMITTEE REPORTS
Report of the Nominating and Corporate Governance Committee
The Nominating Committee’s responsibilities include providing assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company; to review the composition of the Board; to develop, review and recommend governance policies and principles for the Company; and to review periodically the performance of the Board. The process followed by the Nominating Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National HealthCare Corporation, 100 E. Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate’s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 3% of the Company’s Common Stock for at least three years as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Nominating Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.
On August 6, 2020, the Nominating Committee approved an Amended and Restated Charter to more directly address composition criteria for Board candidate selections. In determining whether to recommend a candidate for the Board’s consideration, the Nominating Committee looks at various criteria including independence, experience, expertise, skills and an understanding of the health care industry, finance and accounting. The Nominating Committee’s evaluation of director nominees includes consideration of their ability to contribute to the composition of personal and professional experiences, opinion, perspectives and backgrounds on the Board. The principal qualification of a director is the ability to act successfully on the shareholders’ behalf. The Nominating Committee then evaluates each nominee and does an internal rank ordering. Because of their experience with the Company, existing Board members are automatically considered by the Nominating Committee for re-election. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.
The Nominating Committee met on February 13, 2025, as reported in last year’s proxy statement, and on May 8, 2025, July 7, 2025, July 14, 2025, August 7, 2025, October 15, 2025, and November 6, 2025, and informally, as needed. As reported elsewhere in this Proxy Statement, at its November 6, 2025 meeting, the Nominating Committee voted to recommend the election of Lisa Piercey, M.D. to the Board and recommended her inclusion on the Audit Committee. The Nominating Committee also met on February 12, 2026, which resulted in the recommendation to elect David R. Gifford, M.D. and William A. Adams to the Board, as reported elsewhere in this Proxy Statement and for Dr. Gifford to serve on the Nominating Committee and Mr. Adams on the Compensation Committee. At the February 12, 2026 meeting, the Nominating Committee also nominated Emil E. Hassan, Lisa Piercey, M.D., and William A. Adams for re-election to the Board for three-year terms at this Meeting.
Submitted by the National HealthCare Corporation Nominating and Corporate Governance Committee.

Richard F. LaRoche, Chairman
J. Paul Abernathy, M.D.
David R. Gifford, M.D.
Emil E. Hassan
Sandra Y. Trail

Report of the Audit Committee
The Audit Committee met five times during the fiscal year ended December 31, 2025, and has filed the following report. As reported in a Current Report on Form 8-K filed with the SEC on April 8, 2025, the Company, at the direction of the Audit Committee, approved the appointment of Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025, and the dismissal of Ernst & Young (“E&Y”) as the Company’s independent registered accountant, in each case effective as of April 3, 2025. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 3, 2025, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).
During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 3, 2025, there were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
The Company and Deloitte executed an audit engagement letter on April 23, 2025. In deciding to engage Deloitte, the Audit Committee reviewed auditor independence and existing relationships with Deloitte and concluded that Deloitte has no relationship with the Company that would impair its independence. Representatives of Deloitte will attend the Meeting and will have an opportunity to make a statement if they choose but are not expected to be available to respond to shareholder questions.
During the fiscal year ended December 31, 2025, the Audit Committee reviewed the Company’s financial reporting process on behalf of the Board and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC’s financial statements with U.S. generally accepted accounting principles, as well as attesting to the effectiveness of NHC’s internal control over financial reporting. The Audit Committee initiated its annual self-assessment evaluation, the senior management assessment, the internal auditor assessment and the external auditor assessment at its February 12, 2026 meeting.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this Proxy Statement. It also meets quarterly with the Company’s Section 404 compliance officer and Deloitte. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) and as required by SEC and NYSE American rules. In addition, the Audit Committee has received from the independent registered public accounting firm the written communication required by PCAOB and discussed with them their independence from the Company and its management. The following table represents the amount and types of aggregate fees billed by EY / Deloitte and paid by us for the fiscal years ended December 31, 2024, and December 31, 2025:

	2024	2025
Audit Fees(1)	$1,594,000	$1,451,106
Audit-Related Fees	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All Other Fees	-0-	-0-

(1)
Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim financial statements, statutory audits of insurance subsidiaries, and services rendered in connection with other statutory and regulatory filings.

The Audit Committee’s Pre-Approval Procedure requires the Audit Committee to pre-approve any transaction with the Company’s independent registered public accounting firm, which pre-approval was obtained in all applicable cases.
In reliance on the reviews and discussions referred to above and the Amended & Restated Audit Committee Charter and legal requirements applicable for 2025, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC and distribution to our shareholders.
The members of the Audit Committee are listed below. As disclosed on a Current Report on Form 8-K filed with the SEC on November 12, 2025, Lisa Piercey, M.D. was appointed to serve on the Company’s Audit Committee effective November 6, 2025. Each Audit Committee Member has been determined to be independent and the Chairman to be financially literate pursuant to Section 803B(2)(a)(iii) of the NYSE American Company Guide. The Board has also found that Audit Committee members Richard F. LaRoche and Chairman Sandra Y. Trail meet the SEC definition of an “Audit Committee Financial Expert.”
Submitted by the National HealthCare Corporation Audit Committee.

Sandra Y. Trail, Chairman
J. Paul Abernathy, M.D.
Emil E. Hassan
Richard F. LaRoche
Lisa Piercey, M.D.

Compensation Committee Report
The Compensation Committee sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the executive officers. The Compensation Committee met twice in 2025, on February 13 and November 6, and once in 2026, on February 12, and informally as needed from time-to-time.
For the annual executive compensation review, management provided the Committee with data for compensation provided by peer company proxy statements. The Compensation Committee did not hire or use a compensation consultant in the last fiscal year.
The Company does not have employment agreements with its executive officers. However, the Company does have indemnification agreements with each of its directors and executive officers. The indemnification agreement is a single standard form for each of the Company’s directors and executive officers and supplements and clarifies the Company’s indemnification obligations under its Charter and bylaws. The Company may enter into the indemnification agreement with future directors and executive officers.
The Chief Executive Officer’s compensation is based on his performance in light of the corporate goals and objectives approved by the Compensation Committee. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years. The Compensation Committee meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the CEO’s performance and the performance of the other Executive Officers.
The Compensation Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) with management and, based on that review, has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into NHC’s Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the National HealthCare Corporation Compensation Committee.

Emil E. Hassan, Chairman
J. Paul Abernathy, M.D.
William A. Adams
Richard F. LaRoche
Sandra Y. Trail

COMPENSATION DISCUSSION & ANALYSIS
We believe that our Partners are the single most important element in our success. We design our compensation program to be as similar as possible for all Partners, irrespective of location, title or responsibilities. The following overview will discuss each element of compensation both as it relates to our Partners generally and specifically to our five named executive officers (“Named Executive Officers”).
Historically we have designed and continue to implement a compensation program for all Partners with the objective of providing every partner the opportunity to obtain total compensation equal to or higher than individuals in comparable markets or companies providing quality services in senior health care.
Over time our compensation plan has created elements of compensation for Partners, including Named Executive Officers in three broad areas: first, current cash compensation; second, equity-related compensation to allow Partners to participate in the growth and performance of the Company; and third, post-employment compensation. Fringe benefits, while not a significant element of our compensation program, are also discussed. The Company’s advisory say-on-pay proposal, which is presented as Proposal II in this Proxy Statement, was approved by over 96% of the votes cast at the 2025 annual meeting of the shareholders, which was the last time the say-on-pay proposal was submitted to our shareholders. The Compensation Committee and the Board had a discussion of the results of such shareholder vote, and given the high level of shareholder support, the Compensation Committee did not materially revise the Company’s compensation policies and decisions relating to the Named Executive Officers as a result of such vote. Consistent with the shareholders’ advisory vote at the 2023 Meeting on the frequency of the “say on pay,” the Board determined at its August 3, 2023 meeting that the Company’s non-binding say-on-pay proposal will be presented to the shareholders on an annual basis beginning in 2024. Except as discussed below, the bonus plan has remained substantially the same since 2022. The Compensation Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the Named Executive Officers.
Cash Compensation
Base Salary. Our key Partners, including executive officers, are paid a salary which, in keeping with our overriding objective of performance-based compensation, is generally less than the salaries of employees at comparable companies. We believe a Partner that has a greater opportunity to impact the Company’s overall quality and profitability goals should have a lower base salary and be incentivized financially to help achieve those quality and profitability goals. In general, we have no employment agreements with our Partners, including the Named Executive Officers.
The Compensation Committee approved the 2025 Base Salary for the Named Executive Officers as follows:

Officer	2025 Base Salary
Stephen F. Flatt, CEO	$577,000
Brian F. Kidd, SVP & Chief Financial Officer	$307,000
B. Anderson Flatt, SVP & CIO	$270,000
Josh A. McCreary, SVP, General Counsel & Secretary	$301,000
R. Michael Ussery, President & COO	$521,000

Based on our review of publicly available documents of “peer” companies, we believe that base salaries for our Named Executive Officers are less than or comparable with salaries for executive officers at such “peer” companies. The Compensation Committee recommended, and the Board approved, a 3% increase in Base Salary for our Named Executive Officers for 2026.
Bonus Compensation. Our Partners, from the hourly workers in the health care centers to the Named Executive Officers, have the opportunity to participate in cash incentive compensation plans. All of our officers, both Named Executive Officers and other executives, have allocated among themselves the responsibility for predetermined annual Company quality and financial objectives and can earn performance bonuses from the Pool described below. The Compensation Committee believes that the emphasis on both quality and financial objectives discourages excessive risk taking and that the Named Executive Officers are not rewarded for taking risks beyond those inherent in the Company’s business.
The bonuses to our Named Executive Officers are typically funded from the “NHC Executive Officer Performance Based Compensation Plan” (the “Bonus Plan”), which has been in operation in one form or another since 1977.

In 2025, the Compensation Committee decided the bonus pool would be 5% of pre-tax earnings, excluding unrealized gains and/or losses on marketable securities. Based on the performance of the Company for 2025, the pre-tax earnings, excluding unrealized gains and/or losses on marketable securities was $137,497,000. The Compensation Committee determined there should be a Bonus Pool of $6,874,841.
The CEO recommended allocation of the Bonus Pool among the senior management officers, based on an evaluation of each individual’s performance goals. At least 40% of each individual’s bonus was based on the overall financial performance of the Company. The other 60% of each individual’s bonus was based on performance. Each of the Named Executive Officers, as well as other members of management, agree to a specific performance plan at the beginning of the year for that fiscal year. The performance plan sets out the specific work components to be met. Each performance plan is unique to that specific officer. The level of performance (as detailed by the individual plans) is determined by the CEO with the approval and advice of the Compensation Committee to determine the portion of the final Bonus Pool allocated to him or her. Below is a summary of each plan for the Named Executive Officers.
B. Anderson Flatt. Mr. B. A. Flatt had a performance plan for 2025 based upon achieving specific goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his bonus was measured based on (i) enhancing cybersecurity measures throughout the enterprise, (ii) working with other NHC departments to implement major software projects, (iii) grow centralized management of telecom and managed print services, (iv) create IT interfaces with key third party providers and payors, (v) enhance wireless access and functionality in all NHC healthcare centers, (vi) effectively integrate acquisitions into NHC’s infrastructure to ensure cybersecurity and functionality, and (vii) engage AI applications to create greater effectiveness and efficiency in NHC operations.
Stephen F. Flatt. Mr. Flatt had a performance plan for 2025 based upon the Company’s overall financial performance. The CEO’s corporate goals include, but are not limited to, (i) quality care, (ii) effective management of the Company’s capital structure, (iii) full compliance with internal control requirements, (iv) effective communication with our Board and shareholders, (v) succession planning, (vi) long term growth strategies and opportunities, (vii) overall Company financial performance, and (viii) customer and investor satisfaction. As the CEO, the Compensation Committee evaluated the CEO based on the overall performance of the Company.
Brian F. Kidd. Mr. Kidd had a performance plan for 2025 based upon achieving specific goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his bonus was measured based on (i) timely and compliant filing of financial statements with the SEC, (ii) no financial statement restatement issues, (iii) timely and compliant income tax return and cost report filings, (iv) create efficiencies in Operational Accounting Department, (v) secure and collect applicable federal and state grants, and (vi) improving the Company’s financial condition, profitability and operating cash flows.
Josh A. McCreary. Mr. McCreary had a performance plan for 2025 based upon achieving specific goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his bonus was measured based on (i) reducing professional liability suits and costs, (ii) managing and reducing company legal fees, (iii) oversight of public policy initiatives at federal and state levels, (iv) supporting business development, (v) broadening legal support Company-wide, and (vi) implementation of identified legal department projects.
R. Michael Ussery. Mr. Ussery had a performance plan for 2025 based upon achieving specific goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his bonus was measured based on (i) clinical quality measured by SNF 5-star and HC 5-star rating and survey results, (ii) customer satisfaction survey results, (iii) workplace satisfaction based on surveys, turnover rates and retention average, (iv) liability insurance improvements, and (v) NHC Institutional Special Needs Plan (ISNP) performance.
As noted above, the Bonus Pool for senior management for 2025 was $6,874,841. Based on all of the foregoing, the Compensation Committee approved the allocation of the Bonus Pool as requested by the CEO. Each individual’s bonus was paid 80% in cash, and 20% in restricted stock, except for Mr. Ussery, who was granted 20% in unrestricted stock in light of his retirement. The restricted stock has a three-year vesting period, with one-third of the total shares vesting on the first of January each year. The number of shares of restricted stock issued in March 2026 was calculated based upon the stock price at the close of business on February 13, 2025, which was $103.55. One-third of those shares will vest on January 1, 2027, another third on January 1, 2028, and the final third on January 1, 2029.

As a result, the Compensation Committee recommended to the full Board that the following bonuses be paid under the Bonus Plan to the Named Executive Officers, broken out between restricted stock and cash.

Officer	2025 Bonus
	Cash ($)	Restricted Stock(1) (# of shares)
Stephen F. Flatt, CEO	1,280,000	3,090
Brian F. Kidd, SVP & Chief Financial Officer	624,000	1,507
B. Anderson Flatt, SVP & CIO	556,000	1,342
Josh A. McCreary, SVP, General Counsel & Secretary	604,000	1,458
R. Michael Ussery, President & COO	1,132,000	2,733(2)

(1)	Number of shares of restricted stock issued was based on 20% of the earned bonus amount divided by $103.55, the closing price of the Company’s Common Stock on February 13, 2025.
(2)	Mr. Ussery’s stock was granted as unrestricted stock due to his retirement on December 31, 2025.
With the approval of the Compensation Committee, our Named Executive Officers may receive discretionary bonuses that are paid in addition to any amount paid from the Bonus Plan. The payments of such bonuses, if any, are recommended at the discretion of the Chief Executive Officer to the Compensation Committee. No such discretionary bonuses were paid for 2025 performance.
The Bonus Plan is designed to reward executive officers and other key employees of the Company. At the conclusion of each fiscal year and after consultation with the CEO, the Board allocates (in accordance with the terms of the Bonus Plan) the Bonus Pool among the Named Executive Officers and, in consultation with management, among other participants. The Compensation Committee recommends, and the Board approves an initial allocation of the amounts earned subject to a final allocation made by the Compensation Committee and ratified by the full Board at the end of the fiscal year. The Committee also considers any stock awards, discretionary bonuses or other compensation paid to our executive officers for that fiscal year.
Changes for 2026 Compensation Plan
The Compensation Committee decided to leave the Bonus Plan for 2026 substantially the same as in 2025. In 2026, the Bonus Pool will be calculated as 5% of pre-tax earnings, excluding unrealized gains and/or losses on marketable securities.
Each individual’s bonus will be paid 80% in cash, and 20% in restricted stock. The restricted stock will have a three-year vesting period, with one-third of the total shares vesting each year. The number of restricted stock issued in February 2027 will be calculated based upon the stock price at the close of business on February 12, 2026 which was $168.33. One-third of those shares will vest on January 1, 2028, another third on January 1, 2029, and the final third on January 1, 2030. Each Named Executive Officer will continue to have a performance plan unique to that specific officer. At the conclusion of 2026, the CEO will recommend each individual’s bonus amount to the Compensation Committee based upon: (a) the final amount of the collective Bonus Pool, and (b) each officer’s performance in relation to his or her respective performance plan.
Equity Based Compensation
Other than the bonus amount paid in restricted stock as described above, our equity compensation has historically been based upon traditional stock option grants. We have maintained shareholder approved stock option plans since 1983. At the 2020 annual meeting of the shareholders, the shareholders of the Company approved the adoption of the National HealthCare Corporation 2020 Omnibus Equity Incentive Plan (the “2020 Equity Incentive Plan”). In accordance with this plan, 2,500,000 shares became available to grant for restricted stock, stock appreciation rights, stock options, and employee stock purchase plan needs. These plans authorize the Board and its Compensation Committee to issue various types of derivative equity, including stock appreciation rights and restricted stock. Every stock option we have issued has been with an exercise price set at the closing price of our stock on the NYSE American on the stock option’s grant date. The objective of our stock equity policy is to reward participating Partners for their efforts by sharing in the Company’s stock value increase. We have never had written policies for the issuance of stock options, but historically the Committee has, among other factors, considered management’s recommendations in approving the stock option grants. The Board does not take material non-public information (MNPI) into account when determining the timing of awards and the timing of MNPI is not timed for the purpose of affecting value.

Stock options are typically approved by the Compensation Committee at its February meeting and then granted by the CEO within a reasonable period of time thereafter. From the stock option grant date, these options vest ratably over three years in one-third increments and expire in five years. There have been some stock option grants which were not exercised because they were not “in the money” at the expiration date. The Company has never re-priced stock options.

Executive Officer	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)(1)
Percentage change in
the closing market
price of the securities
underlying the award
between the trading
day ending
immediately prior to
the disclosure of
material nonpublic
information and the
trading day
beginning
immediately
following the
disclosure of material
nonpublic
information

Stephen F. Flatt, Chief Executive Officer	2/24/25	18,000	90.62	300,481.6%
Brian F. Kidd, SVP & Chief Financial Officer	2/24/25	13,500	90.62	225,360.6%
B. Anderson Flatt, SVP & Chief Information Officer	2/24/25	13,500	90.62	225,360.6%
Josh A. McCreary, SVP, General Counsel & Secretary	2/24/25	13,500	90.62	225,360.6%
R. Michael Ussery, President & Chief Operating Officer (retired)	2/24/25	15,000	90.62	250,401.6%

(1)	The grant date fair value of stock options has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation.
Retirement and Post Employment Compensation
In keeping with our focus on performance compensation, we also believe in the personal responsibility of the Partners to plan for their retirement. To this end, we have long made available a qualified defined contribution plan (the “401(k) Plan”) to all Partners, including our Named Executive Officers. This plan is provided by National Health Corporation. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer. All of our key employees are considered highly compensated and thus are greatly curtailed in their ability to contribute to the 401(k) Plan. Accordingly, the Company offers its highly compensated employees the opportunity to participate in a non-qualified Key Employee Deferred Compensation Plan (the “Key Employee Plan”) provided by a third party. Both plans offer participants a menu of investment choices. In the 401(k) Plan for 2025, the Company matched the partner’s contributions to the plan in an amount equal to 50% of the partner’s contribution up to 2.5% of their total quarterly compensation. On May 14, 2025, the retirement committee approved a change to the 401(k) Plan effective January 1, 2026, where the Company will match 50% of each participant dollar contributed up to 6% of eligible pay. The 401(k) Plan has an option of investing in our Common Stock, but the matching contribution is made irrespective of the investment choices by the Partner.
In the Key Employee Plan, the Company will match 15% of a partner’s contribution to the plan only to the extent the partner’s contribution is invested in our stock. All Company contributions are vested when the participant has been in the plan for eight years. All the Company’s Named Executive Officers made contributions from 2025 compensation to the third party provided Key Employee Plan, with the amounts of the Company contribution being disclosed in the Summary Compensation Table and their individual deferrals detailed in the narrative. All of the Named Executive Officers except B. Anderson Flatt and Josh A. McCreary are now 100% vested in any applicable Company match. The Key Employee Plan is not provided by the Company; it is provided by National Health Corporation.
As the Company does not enter into employment agreements with its Named Executive Officers, there are no agreements that provide for payments or benefits due in the event of a termination or change in control of the Company, except as may be provided in the 2020 Equity Incentive Plan.

At December 31, 2025, each of the Named Executive Officers held unvested options and unvested restricted stock. The 2020 Equity Incentive Plan provides that a change in control of the Company (as defined in the applicable plan) shall cause the vesting date of each outstanding option to accelerate. Thus, if such an event had occurred at December 31, 2025, each of the Named Executive Officers, except Mr. Ussery who retired on that day, would have received the following value based on the number of unvested options and unvested restricted stock that would have vested upon such event multiplied by (i) the difference between the exercise price of such unvested options and $137.09, the closing market price of the Company’s Common Stock on December 31, 2025 and (ii) $137.09, the closing market price of the Company’s Common Stock on December 31, 2025 for restricted stock: (i) Mr. S. Flatt $3,039,240; (ii) Mr. Kidd $2,284,662; (iii) Mr. B. Flatt $2,370,592; (iv) Mr. McCreary $1,941,987; and (v) Mr. Ussery $0.
Fringe Benefits
The following fringe benefits are available to all our managerial Partners, including the Named Executive Officers:
-	Cars may be provided to those officers or Partners whose job requirements dictate travel in excess of 20,000 miles per year. None of our Named Executive Officers have such cars.
-	Normal and customary business expenses incurred in the performance of the Company’s duties are reimbursed based upon written guidelines.
-
All full-time Partners, whether hourly or salaried, are covered with Company sponsored health insurance and must individually pay a portion of the premium for the plan in which they enroll. In addition, all benefit eligible employees are provided with a life insurance component, the premium of which is paid for all employees by the Company.

2025 SUMMARY COMPENSATION TABLE*

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Stephen F. Flatt Chief Executive Officer	2025	577,000	-0-	505,215	300,481	1,280,000	22,674	2,685,370
	2024	559,819	-0-	272,051	243,420	1,060,000	19,284	2,154,574
	2023	528,000	-0-	261,880	150,390	656,000	13,425	1,609,695
Brian F. Kidd SVP & Chief Financial Officer	2025	307,000	-0-	246,395	225,672	624,000	3,981	1,407,048
	2024	281,351	-0-	132,384	195,032	518,000	3,846	1,130,613
	2023	228,000	-0-	132,587	120,528	332,000	2,362	815,477
B. Anderson Flatt SVP & Chief Information Officer	2025	270,000	-0-	219,417	226,708	556,000	19,940	1,292,065
	2024	260,272	-0-	119,034	195,981	464,000	1,817	1,041,104
	2023	242,000	-0-	116,590	113,203	292,000	3,541	767,334
Josh A. McCreary SVP, General Counsel & Secretary	2025	301,000	-0-	238,383	225,361	604,000	4,271	1,373,015
	2024	296,181	-0-	129,034	194,736	504,000	4,211	1,128,162
	2023	238,000	-0-	129,388	120,312	324,000	2,239	813,939
R. Michael Ussery President & Chief Operating Officer (Retired)	2025	521,000	-0-	446,846	250,401	1,132,000	31,927	2,382,174
	2024	514,913	-0-	250,485	219,078	976,000	33,513	1,993,989
	2023	475,000	-0-	241,178	135,351	604,000	32,452	1,487,981

*	Columns that do not apply have been deleted.
(1)
The compensation included in this column represents the aggregate grant date fair value of the restricted stock granted as a portion of the performance bonus as described in CD&A starting on page 19. The grant date fair value has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation.

(2)	This column represents stock options granted to Named Executive Officers and have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation in this column.
(3)
Each Named Executive Officer had an individual performance plan based on quality and financial goals of the Company, which amount was paid 80% in cash and 20% in restricted stock as described in CD&A, provided that Mr. Ussery was granted common stock due to his retirement on December 31, 2025. The cash portion is reflected in this column and the restricted stock portion is reflected in column (e).

(4)
The amounts listed in the All Other Compensation column are comprised of the Company match to the Named Executive Officers’ 401(k) Plan, Key Employee Plan, and group term life insurance benefit. In 2025, Mr. B. Anderson Flatt received a match of $649 to the 401(k) Plan and $18,750 to the Key Employee Plan Account. Mr. Stephen F. Flatt received a $4,374 match to his 401(k) Plan and $18,300 to the Key Employee Plan account. Mr. Kidd received a $3,832 match to his 401(k) Plan and $0 to the Key Employee Plan account. Mr. McCreary received a match of $4,017 to the 401(k) Plan and $0 to the Key Employee Plan account. Mr. Ussery received a match of $4,375 to the 401(k) Plan and $25,000 to the Key Employee Plan account.

Each of the Named Executive Officers deferred a portion of their 2025 compensation. Mr. B. Anderson Flatt deferred $125,000 of his 2025 compensation under the Key Employee Plan and $7,500 under the 401(k) Plan. Mr. Stephen F. Flatt deferred $122,000 of his 2025 compensation under the Key Employee Plan and $8,748 under the 401(k) Plan. Mr. Kidd deferred $75,000 of his 2025 compensation under the Key Employee Plan and $13,700 under the 401(k) Plan. Mr. McCreary deferred $45,000 of his 2025 compensation under the Key Employee Plan and $13,500 under the 401(k) Plan. Mr. Ussery deferred $197,000 of his 2025 compensation under the Key Employee Plan and $27,000 under the 401(k) Plan.
For additional details on Key Employee Plan, please see the details in the table identified as “2025 Nonqualified Deferred Compensation.”

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total to PEO(1) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted Income Before Income Taxes(5) ($)
					Total Share- holder Return(4) ($)	S&P Healthcare Index Total Shareholder Return(4) ($)
2025	2,685,370	3,407,752	1,613,576	2,309,531	239.23	148.38	120,015,000	137,497,000
2024	2,154,574	2,650,982	1,323,467	1,696,113	183.17	129.47	101,927,000	105,289,000
2023	1,609,695	2,416,165	971,183	1,579,389	153.90	126.22	66,798,000	75,304,000
2022	1,159,207	1,048,455	696,866	600,179	95.43	123.67	22,445,000	45,505,000
2021	2,249,445	2,132,097	1,288,949	1,157,347	105.34	126.13	138,590,000	163,404,000

(1)	The principal executive officer (“PEO”) for each of the covered fiscal years is Stephen F. Flatt, who began serving as our Chief Executive Officer (“CEO”) in January 2017.
(2)	The non-PEO Named Executive Officers (“NEO’s”) represent the following individuals for each of the years shown:
2025-2022 - B. Anderson Flatt, Senior Vice President and Chief Information Officer; Brian F. Kidd, Senior Vice President and Chief Financial Officer; Josh A. McCreary, Senior Vice President, General Counsel, and Secretary; R. Michael Ussery, President and Chief Operating Officer.
2021 - B. Anderson Flatt, Senior Vice President and Chief Information Officer; Brian F. Kidd, Senior Vice President, Controller, and Principal Accounting Officer; Jeffrey R. Smith, Senior Vice President and Treasurer; R. Michael Ussery, President and Chief Operating Officer.
(3)
To calculate Compensation Actually Paid (“CAP”) to the Chief Executive Officer and the average CAP to the other NEO’s, the following adjustments were made to Summary Compensation Table (“SCT”) total compensation for 2025. The fair value of stock awards includes the value of both restricted stock awards and stock option awards (in $’s):

		Additions					Deductions
Year	Summary Compensation Total ($)	Fair Value of Stock Awards Granted During the Year, Outstanding and Unvested at Year-End ($)	Change in Value of Stock Awards Granted in Any Prior Year, Outstanding and Unvested at Year-End ($)	Change in Value of Stock Awards Granted in Any Prior Year, Vested During the Year ($)	Fair Value of Awards Forfeited in Fiscal Year ($)	Dividends Paid in Fiscal Year on Unvested Awards ($)	Stock Awards Reported in SCT ($)	Option Awards Reported in SCT ($)	Compensation Actually Paid ($)
Principal Executive Officer
2025	2,685,370	1,340,528	396,676	(220,521)	—	11,395	(505,215)	(300,481)	3,407,752
2024	2,154,574	686,180	287,502	25,354	—	12,844	(272,051)	(243,420)	2,650,982
2023	1,609,695	835,305	400,577	(30,055)	—	12,913	(261,880)	(150,390)	2,416,165
2022	1,159,207	179,539	(55,113)	(11,060)	—	11,987	(81,018)	(155,087)	1,048,455
2021	2,249,445	326,112	(18,021)	—	—	12,699	(319,008)	(119,130)	2,132,097

Average for Other NEO’s
2025	1,613,576	757,046	187,378	(124,868)	389,531	6,663	(287,760)	(232,035)	2,309,531
2024	1,323,467	489,322	214,340	20,664	—	7,328	(157,802)	(201,207)	1,696,113
2023	971,183	621,394	281,490	(24,498)	—	7,104	(154,936)	(122,349)	1,579,389
2022	696,866	125,341	(29,711)	(25,350)	—	6,445	(46,995)	(126,418)	600,179
2021	1,288,949	181,502	(55,529)	—	—	11,411	(177,548)	(91,438)	1,157,347

(4)
The comparison of total shareholder returns assumes that $100 was invested on December 31, 2020 in NHC and the S&P Healthcare Index, and that dividends were reinvested when and as paid. The selected peer group is the S&P Healthcare Index.

(5)
Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our Company’s performance is adjusted income before income taxes, a non-GAAP measure. This measure takes income before income taxes and adds or subtracts the unrealized gain or losses on marketable equity securities, plus adds or subtracts the net income or loss attributable to noncontrolling interest.

COMPENSATION ACTUALLY PAID VERSUS COMPANY PERFORMANCE
The graphs below depict the relationship between each of the financial performance measures in the pay versus performance table above and CAP to our CEO and, on average, to our other NEO’s, for each of the five years ended December 31, 2025.

CAP vs Net Income and Adjusted Income Before Income Taxes
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$5,00,000
$0
CAP (in $'s)
$200,000,000
$180,000,000
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
Adjusted Income Before Income Taxes (in $'s)
2021
2022
2023
2024
2025
CAP to PEO
Avg Cap to Non-PEO NEOs
Net Income
Adjusted Income Before Income Taxes

CAP vs Company and S&P Healthcare Index
$3,750,000
$3,000,000
$2,250,000
$1,500,000
$750,000
$0
CAP (in $'s)
$250.00
$230.00
$210.00
$190.00
$170.00
$150.00
$130.00
$110.00
$90.00
$70.00
$50.00
Total Shareholder Return (in $'s)
2021
2022
2023
2024
2025
CAP to PEO
Avg Cap to Non-PEO NEOs
TSR
S&P Healthcare Index TSR

Performance Measures
The financial performance measures which we believe are most important to link compensation actually paid to each of our Named Executive Officers for the fiscal year ended December 31, 2025 to our performance and the only ones used by the Company are:
Net Income
Adjusted Income Before Income Taxes
Adjusted Income Before Income Taxes is calculated by beginning with the income before income taxes line item in the consolidated statements of operations and adding: (i) the unrealized gains or losses on marketable equity securities and (ii) net income or loss attributable to noncontrolling interest.
GRANTS OF PLAN-BASED AWARDS*

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Possible Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
(a)	(b)	(d)	(g)	(j)	(k)	(l)
Stephen F. Flatt	2/13/25	1,280,000(1)	3,090(1)	—	—	505,215(2)
	2/24/25			18,000	90.62	300,481(3)
Brian F. Kidd	2/13/25	624,000(1)	1,507(1)	—	—	246,395(2)
	2/24/25			13,500	90.62	225,361(3)
B. Anderson Flatt	2/13/25	556,000(1)	1,342(1)	—	—	219,417(2)
	2/24/25			13,500	90.62	225,361(3)
Josh A. McCreary	2/13/25	604,000(1)	1,458(1)	—	—	238,383(2)
	2/24/25			13,500	90.62	225,361(3)
R. Michael Ussery	2/13/25	1,132,000(1)	2,733(1)	—	—	446,846(2)
	2/24/25			15,000	90.62	250,401(3)

*	Columns that do not apply have been deleted.
(1)
Each performance plan provides that 80% of the total bonus will be paid in cash and 20% will be paid in restricted stock based on the closing price on February 13, 2025, which was $103.55. The restricted stock will vest 1/3 on January 1, 2027, 1/3 on January 1, 2028, and 1/3 on January 1, 2029.

(2)	The grant date fair value of restricted stock has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation, based on the closing stock price on the grant date.
(3)	The grant date fair value of stock options has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Un-exercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen F. Flatt	—	18,000	—	90.62	2/24/30	—	—	—	—
	—	10,000	—	94.10	3/5/29	—	—	5,269(4)	722,327
	1,147	5,000	—	53.94	3/8/28	—	—
Brian F. Kidd	—	13,500	—	90.62	2/24/30	—	—	—	—
	—	8,000	—	94.10	3/5/29	—	—	2,599(5)	356,297
	4,000	4,000	—	53.94	3/8/28	—	—
B. Anderson Flatt	—	13,500	—	90.62	2/24/30	—	—	—	—
	4,000	8,000	—	94.10	3/5/29	—	—	2,333(3)	319,831
	3,733	3,734	—	53.94	3/8/28	—	—
Josh A. McCreary	—	13,500	—	90.62	2/24/30	—	—	—	—
	—	8,000	—	94.10	3/5/29	—	—	2,543(6)	348,620
	—	4,000	—	53.94	3/8/28	—	—
R. Michael Ussery(8)	—	—	—	—	—	—	—	—	—
	—	—	—	—		—	—
	—	—	—	—	—	—	—	—	—

(1)	Includes options granted in March 2023, March 2024 and February 2025, which become exercisable ratably over three (3) years.
(2)	Grants of restricted shares are subject to a three-year vesting schedule with 33 1/3% vesting annually on January 1 of each successive year.
(3)	Includes 232 shares from the 3/8/23 grant, and 826 shares from the 3/5/24 grant, and 1,275 from the 3/5/25 grant. .
(4)	Includes 500 shares from the 3/8/23 grant, 1,855 shares from the 3/5/24 grant, and 2,914 .
(5)	Includes 242 shares from the 3/8/23 grant, 916shares from the 3/5/24 grant, and 1,418 from the 3/5/25 grant.
(6)	Includes 242 shares from the 3/8/23 grant, 916 shares from the 3/5/24 grant and 1,385 from the 3/5/25 grant.
(7)	Calculation based upon 12/31/25 stock price of $137.09.
(8)	Mr. Ussery’s unvested option awards were forfeited upon his retirement. His unvested restricted stock vested upon his retirement.
2025 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Stephen F. Flatt	13,587	646,627	3,029	325,799
Brian F. Kidd	7,734	319,123	1,359	146,174
B. Anderson Flatt	3,734	273,814	1,352	145,421
Josh A. McCreary	11,734	529,271	1,338	143,915
R. Michael Ussery	13,234	714,532	10,367	1,410,736

(1)	The restricted shares are subject to a three-year vesting schedule with 33 1/3% vesting annually on January 1 of each successive year. This column reflects all restricted stock vested in 2025.
2025 PENSION BENEFITS
The Company does not offer any pension benefit plans; thus, this table is not utilized.

2025 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Stephen F. Flatt	122,000	18,300	—	—	—
Brian F. Kidd	75,000	-0-	—	—	—
B. Anderson Flatt	125,000	18,750	—	—	—
Josh A. McCreary	45,000	-0-	—	—	—
R. Michael Ussery	197,000	25,000	—	—	—

(1)
The Key Employee Plan is not provided by the Company and as such the Company has no responsibility for Aggregate Earnings or the Aggregate Balance. While the Company funds and expenses the contributions to the Plan, the Company is not obligated to pay the executive the Aggregate Balance of the nonqualified deferred compensation account and the Aggregate Balance is not a claim on the Company’s assets. Therefore, no amounts are reported under these columns. See the second paragraph under “Retirement and Post Employment Compensation” of the CD&A, on page 22.

The Company’s only non-qualified deferred compensation plan has been previously described under the heading “Retirement and Post Employment Compensation” beginning on page 22. The above table indicates the Named Executive Officers that contributed a portion of their 2025 compensation to the plan. The amounts set forth in column (b) in the 2025 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in columns (c), (d) or (g) and the amounts set forth in column (c) in the 2025 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in column (i). All of the Named Executive Officers deferred a portion of their 2025 bonus or Non-Equity Incentive Plan, which was paid in 2026 but considered 2025 compensation. The Company’s match to deferrals in column (c) reflects matches made in 2025 on sums contributed to the plan during 2025 and for the deferral made in 2026 but considered 2025 compensation.
Pay Ratio Disclosure
On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company’s median employee to the annual compensation of its principal executive officer.
We determined our median employee based on the bi-weekly payroll ended November 26, 2023. The gross pay for all employees paid on the selected payroll, other than the CEO, were ranked highest to lowest because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The median employee selected by this process resigned during 2024, so another employee from the existing pool of similar medianable employees was selected. The 2025 annualized gross compensation for the median employee selected in this analysis was $31,487, and our CEO’s annual compensation for 2025 was $2,685,370. The ratio of these amounts is 52.8 to one.
There is a great deal of flexibility in how the median employee is identified. Companies are using different approaches that are appropriate for their employee population and compensation programs and are using estimates and assumptions. As a result, the ratios that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.

DIRECTOR COMPENSATION
Our principles of directors’ compensation are aligned with the overall goals and objectives of overall partner compensation. That is, the directors (as the policy makers for the Company) should be compensated primarily by the quality and financial performance of the Company and only secondarily by cash compensation. Accordingly, director compensation is divided into two components:
A.
Cash Compensation. Directors receive cash compensation based on meetings attended. Directors have received $3,000 per scheduled meeting attended as compensation for many years. At the meetings of the Compensation Committee and the Board of Directors on February 13, 2025, the Compensation of the Directors was reviewed. The Compensation Committee recommended and the Board approved an increase in meeting compensation from $3,000 per meeting attended to $5,000 per meeting attended beginning with the May 2025 Board meeting. Since 2002, the Company also chartered and created three Board committees: The Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Beginning in 2008, the Chair of the Audit Committee received an additional fee of $8,000 per year and the Chair of the Compensation and the Nominating and Corporate Governance Committees each received an additional fee of $4,000 per year. This practice continued in 2025. In addition, in his capacity as a member of the Audit Committee, Mr. LaRoche serves on the Certification Committee as described above and he received $4,000 for serving on that committee. As part of their roles on the Audit Committee and Board, respectively, Mr. LaRoche and Mr. Robert Adams also serve on the Premier Plus Insurance Company Board for which they received an additional fee of $5,000.

B.
Equity Awards. The 2020 Equity Incentive Plan provides that directors who are not executive officers will receive a five-year stock option grant to purchase 7,500 shares of the Common Stock to be granted on the day of the annual meeting of the shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day. Such options expire at the end of five years and vest one year after the date of the grant. On the date of the 2025 annual meeting of shareholders, the directors who were not executive officers were each granted a five-year stock option to purchase 7,500 shares of the Common Stock of the Company with an exercise price set at the closing price of NHC’s Common Stock on that day. These options vest one year after the date of the grant. This same grant will continue for 2026; provided, however, the stock options to be granted to Dr. Piercey, Dr. Gifford, and Mr. W. Adams will vest immediately.

For 2025, the Compensation Committee granted to each non-employee director a discretionary cash bonus of $125,000. These bonuses are used by Board members to exercise outstanding options or to purchase Company stock on the open market and thus increase their ownership in the Company. The Company believes that it helps align the directors’ interest with that of the shareholders by encouraging increased stock ownership. The Board annually reviews its total compensation package in light of compensation paid to directors of comparable health care companies and has found its compensation comparable with similar companies. The Board, in its reviews of its total compensation, took the bonuses described above into account when comparing its compensation to the compensation paid to directors of comparable health care companies. At its meeting on February 12, 2026, the Compensation Committee voted to recommend increasing the $125,000 discretionary cash bonus to $175,000, which recommendation was subsequently approved by the Board at its meeting on February 12, 2026.

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(d)	(g)	(h)
J. Paul Abernathy, M.D.	18,000	124,459	125,000	267,459
Robert Adams	23,000	124,459	125,000	272,459
W. Andrew Adams	8,000	—	125,000	133,000
Lisa Piercey	5,000	—	—	5,000
Emil E. Hassan	22,000	124,459	125,000	271,459
Richard F. LaRoche	31,000	124,459	125,000	280,459
Sandra Y. Trail	26,000	124,459	125,000	275,459

(1)
The directors then serving were granted stock options to purchase 7,500 shares of Common Stock on the date of the annual shareholders meeting – May 8, 2025. These stock option grants have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation. These options were granted under the 2020 Plan and vest one (1) year from the grant date.

(2)
As of December 31, 2025, the outside directors then serving as directors held stock options to purchase the following aggregate number of shares of Common Stock: Dr. Abernathy, 30,000; Mr. R. Adams, 30,000; Mr. W.A. Adams, 30,000; Mr. Hassan, 37,500; Mr. LaRoche, 37,500; and Ms. Trail, 22,500.

(3)	Outside directors were each awarded a $125,000 bonus to exercise stock options or to purchase Company stock in 2025.
From time to time the Board may form independent committees. These committees are empowered to retain outside advisors and pay themselves additional compensation for their work. Mr. Stephen F. Flatt, as CEO of the Company, receives no compensation for service on the Board. Directors Abernathy, R. Adams, Hassan, Trail, and LaRoche each attended four live Board meetings in 2025, receiving $3,000 for the meeting on February 13, 2025 and $5,000 for each of the meetings in May, August, and November 2025. Director W. A. Adams, due to his retirement from the Board on May 8, 2025, attended two Board meetings in 2025. Mr. Robert Adams declined any additional payment for acting as non-executive Chairman during 2025.
The Company’s directors do not participate in any other compensation plans or programs of the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the last completed fiscal year, the Compensation Committee consisted of Messrs. Emil E. Hassan (Chairman), J. Paul Abernathy, Richard F. LaRoche, and Sandra Y. Trail. None of the members of our Compensation Committee were officers or employees of the Company at any time during 2025. Mr. LaRoche served 27 years with NHC as Secretary and General Counsel (14 years as Senior Vice President) before retiring in May 2002. None of the members of our Compensation Committee have a relationship requiring disclosure by the Company under Item 404 of Regulation S-K. During 2025, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.
We have carefully considered these compensation programs, always taking into account shareholders’ concerns and feel that our programs and the compensation which they produce for not only our Named Executive Officers but also Partners in all areas of the Company and its subsidiaries are vital to our continuing efforts to obtain and retain our Partners and improve our competitive position.

PROPOSAL I

ELECTION OF DIRECTORS
Pursuant to our Charter, the directors are divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At its February 12, 2026 meeting, the Nominating and Corporate Governance Committee voted to nominate three directors from the current class of directors for re-election to the Board, each to serve a term of three years or until their successors are duly elected and qualified. These currently serving directors are Emil E. Hassan, Lisa Piercey, M.D., and William A. Adams.
In February 2013, the Board amended the Bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. If a proxy does not specifically vote against the election of Emil E. Hassan, Lisa Piercey, M.D., and/or William A. Adams, your proxy holder intends to vote for the election of each to hold office as a director for a term of three years for Emil E. Hassan, Lisa Piercey, M.D., and William A. Adams, in each case until his or her successor has been duly elected and qualified. If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder, to the extent permitted under the U.S. Securities Laws.
In accordance with the Amended and Restated Bylaws of the Company dated as of February 14, 2013 (the “Bylaws”), the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.
If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE
DIRECTORS NOMINATED IN PROPOSAL I.

PROPOSAL II

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the Company seeks your advisory vote on our executive compensation programs. This proposal, commonly known as a “Say-On-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophies, policies, and practices described in the Company’s proxy statement. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company proxy statement for the 2026 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Company will conduct this vote annually.
The Company has in the past sought and received approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the NHC Executive Officer Performance Based Compensation Plan, 2010 Omnibus Equity Incentive Plan, and 2020 Omnibus Equity Incentive Plan make up a majority of the pay that the Company provides to our executives.
Our Company has had a long-standing tradition of delivering performance results for our shareholders, customers and the community. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company.
We believe that our executive compensation programs are structured to support our company and our business objectives:
•
Our compensation programs are substantially tied into our key business objectives and the benefit to our shareholders. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

•	We maintain the highest level of corporate governance over our executive pay programs.
•
We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

•	Our Committee and our Chief Executive Officer engage in a review process annually to address succession and executive development for our CEO and other key executives.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE
COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING
COMPENSATION TABLES AS PROVIDED IN PROPOSAL II.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company’s equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and they must make such filings with the SEC within two business days of any applicable transaction. The Company reminds all of the officers and directors of this requirement monthly.
To the Company’s knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that, except as reported in the 2025 Proxy Statement, during 2025 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely. In 2026, a Form 3 for William A. Adams was filed 7 days late, and a Form 3 for David R. Gifford, M.D., was filed 10 days late.
SECURITIES OWNED BY DIRECTORS & OFFICERS
The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and executive officers as a group as of the end of business on March 13, 2026, except as otherwise noted.

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)	Percent of Class
J. Paul Abernathy, M.D. – Director	62,662(2)	*
Robert G. Adams – Chairman	478,420(3)	3.07%
W. Andrew Adams – Retired Director	742,508(4)	4.77%
William A. Adams – Director	-0-	*
Emil E. Hassan – Director	103,095(5)	*
Richard F. LaRoche – Director	397,527(6)	2.55%
Sandra Y. Trail – Director	30,000(7)	*
David R. Gifford, M.D. – Director	-0-	*
Lisa Piercey, M.D. - Director	-0-	*
B. Anderson Flatt, Sr. – SVP & CIO	27,284(8)	*
Stephen F. Flatt – CEO & Director	79,384(9)	*
Brian F. Kidd – SVP & Chief Financial Officer	37,777(10)	*
Josh A. McCreary – SVP, General Counsel & Secretary	20,698(11)	*
R. Michael Ussery – Retired Chief Operating Officer & President	158,460(12)	1.00%
Directors & Executive Officers as a Group (16 people)	2,170,976(13)	13.92%

*	Less than 1%
(1)
The percentages shown are based on 15,599,046 shares of Common Stock outstanding as of March 13, 2026, plus, as to each individual listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days.

(2)	Includes 19,360 shares issuable upon the exercise of options.
(3)	Includes 34,500 shares issuable upon the exercise of options. Of these shares, 443,920 are owned by trusts and partnerships of which Mr. Robert G. Adams is the trustee or general partner.
(4)
Mr. Adams is retired. The amounts shown are based on a Form 4 filed on May 6, 2025. Includes 37,500 shares issuable upon the exercise of options. Of these shares, 269,572 are in trusts of which Mr. Adams is trustee and 35,407 shares are in a foundation.

(5)	Includes 35,500 shares issuable upon the exercise of options.
(6)
Includes 37,500 shares issuable upon the exercise of options. Of these shares, 154,000 shares of Common Stock are owned by trusts and partnerships of which Mr. LaRoche is the trustee or general partner.

(7)	Includes 22,500 shares issuable upon the exercise of options.
(8)	Includes 2,605 shares of restricted stock and 7,734 shares issuable upon the exercise of options.
(9)	Includes 5,959 shares of restricted stock and 17,147 shares issuable upon exercise of options.
(10)	Includes 2,921 shares of restricted stock and 10,500 shares issuable upon the exercise of options. Of these shares, 5,000 have been pledged as security for a loan.
(11)	Includes 2,839 shares of restricted stock and 8,000 shares issuable upon exercise of options.
(12)	Mr. Ussery is retired and these amounts are based upon his Form 4 filed on January 5, 2026.
(13)	Includes 248,542 shares issuable upon the exercise of options and 14,324 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Persons
NHC employs three persons who are immediate family members of directors and/or executive officers as described in this Proxy Statement under the caption “Directors & Executive Officers of Registrant” and who receive in excess of $120,000 in compensation, including but not limited to, salary and benefits. J. Buckley Winfree is the son-in-law of Robert G. Adams and is the Administrator of AdamsPlace in Murfreesboro, Tennessee, a wholly-owned subsidiary of NHC. R. Marshall Ussery is the son of R. Michael Ussery, now retired, and is the Regional Administrator of NHC’s Metro-Nashville Region. These administrators are compensated in accordance with the same standards that are applied to administrators at NHC owned, managed or leased nursing facilities or other Regional Administrators. Terry L. Leeman is the son-in-law of Robert G. Adams and is the President of Nutritional Support Services, an affiliate of NHC, located in Knoxville, Tennessee. Director William A. Adams is the nephew of Chairman Robert G. Adams, the son of former Board Member W. Andrew Adams (retired), and the grandson of the Company’s founder, Dr. Carl Adams.
National Health Investors, Inc.
In 1991, NHC formed National Health Investors, Inc. (“NHI”) as a wholly-owned subsidiary. The Company then transferred to NHI certain healthcare facilities owned by us and distributed the shares of NHI to NHC’s shareholders. The distribution had the effect of separating NHC and NHI into two independent public companies. As a result of the distribution, all of the outstanding shares of NHI were distributed to the then NHC investors. NHI is listed on the New York Stock Exchange and on December 31, 2025, NHC owned 1,630,642 shares (3.6%) of NHI’s outstanding Common Stock.
As of December 31, 2025, we leased from NHI the real property of 28 skilled nursing facilities, five assisted living centers and three independent living centers under one lease agreement (the “Master Lease”). As part of the Master Lease agreement, we sublease four Florida skilled nursing facilities to a third-party operator. The lease includes base rent plus a percentage rent.
On January 1, 2007, a 15-year lease extension began which included three additional five-year renewal options. In December 2012, NHC extended the lease agreement through the first of the three additional five-year renewal options, which extended the lease date through 2026. The two additional five-year renewal options on the lease still remain.
Base rent expense under the NHI lease agreements for 2025, 2024, and 2023 was $32,225,000, $32,625,000, and $34,075,000, respectively. Percentage rent was based on a quarterly calculation of revenue increases and is payable on a quarterly basis. Percentage rent expense for 2025, 2024, and 2023 was $8,171,000, $6,289,000, $5,549,000, respectively. The annual base rent is $31,975,000 for 2026 with the lease, subject to the extensions addressed above, expiring at December 31, 2026.
Mr. Robert G. Adams is a director of NHI as well as NHC.
National Health Corporation
National Health Corporation (“National”), which is wholly-owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (“ESOP”), was formed in 1986 and is NHC’s administrative services affiliate and contractor. Currently, NHC manages five centers for National under a management contract that has been extended until January 1, 2028.
In conjunction with NHC’s management contract, the Company has entered into a line of credit arrangement whereby amounts may be due to or from National from time to time. The maximum loan commitment under the line of credit is $2,000,000. There were no amounts outstanding as of December 31, 2025.
National provides payroll services to NHC and provides employee fringe benefits. We pay to National all the costs of personnel employed for our benefit, as well as an administrative fee equal to 1% of payroll costs. On December 31, 2025, National owned 1,030,887 shares (or approximately 6.7%) of NHC’s outstanding Common Stock. Please refer to Note 18 of the consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for more detail regarding NHC’s relationship with National.
Policies and Procedures for Related Party Persons Review
The Audit Committee of our Board reviews and evaluates any transaction, arrangement or relationship in which NHC or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% shareholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest.

The Company’s related party policy is in writing and is a part of the Restated Audit Committee Charter which is published on our website. A related party transaction reviewed under the policy will be considered ratified if it is approved by the Audit Committee after full disclosure of the related party’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:
•	the related party’s interest in the related party transaction;
•	the approximate dollar value of the amount involved in the related party transaction;
•	whether the transaction was undertaken in the ordinary course of the Company’s business;
•
whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been, or have been, reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction;
•	whether any alternatives were considered that would not have involved a transaction with a related party; and
•
any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest. The Audit Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.
SHAREHOLDER COMMUNICATIONS
The Board has adopted the “NHC Valuesline” program in order to enable employees, shareholders, and any other interested party to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board. The Valuesline toll free number is 888-568-8578 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response. All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board. The Compliance Officer meets at least annually with the Board in Executive Session.
SHAREHOLDER PROPOSALS
Proposals from shareholders intended for inclusion in the Proxy Statement and form of proxy for the 2027 annual meeting of the shareholders (the “2027 Annual Meeting”) must be received by the Company on or before December 3, 2026. Proposals submitted after December 3, 2026, will be considered untimely for the 2027 Annual Meeting pursuant to Rule 14a-8(e) of the Exchange Act. Your submission of any proposal will be reviewed in accordance with the procedures found in Rule 14a-8 of the Exchange Act, which we will supply upon request.
In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions under Article I, Section 1 of our Bylaws, a copy which is on file with the SEC and may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the shareholders for the 2027 Annual Meeting must be made in writing and received by the Company’s Secretary at the above address no earlier than ninety (90) days, and no later than sixty (60) days before the date of the 2027 Annual Meeting; provided that, in the event the Company provides less than seventy (70) days’ notice or public disclosure prior to the date of the 2027 Annual Meeting, such proposal must be received by the Company’s Secretary no later than the tenth (10th) day following the date on which such notice of the date of the 2027 Annual Meeting was given or made to shareholders.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act. Such notice must be postmarked or transmitted electronically no later than March 8, 2027, or not later than the date that is 60 days prior to the one-year anniversary of the Meeting. If the date of the 2026 annual meeting of the shareholders is changed by more than 30 days from the date of the Meeting, then notice must be provided by the later of 60 days prior to the date of the 2027 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This practice, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. NHC and some brokers household proxy materials unless contrary instructions have been received from the affected shareholders. NHC will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to NHC’s Secretary at 100 E. Vine Street Murfreesboro, TN 37130, telephone (615) 890-2020, and we will promptly deliver such materials to you. You may also contact the above if you (and other shareholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.
EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by the Company. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to the beneficial owners of our Common Stock. The Company utilizes the services of Broadridge Financial Solutions to disseminate its proxy materials for an estimated cost of $85,000. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.
WEBSITE INFORMATION
The NHC website (www.nhccare.com) contains information on the Company, including public filings such as the Company’s Quarterly Reports on Form 10-Q, the Company’s Annual Reports on Form 10-K, Statements of Beneficial Ownership, press releases and the like. We also maintain the following documents on the website:
-	The Audit Committee Charter (Amended and Restated),
-	The Compensation Committee Charter (Amended and Restated),
-	The Nominating and Corporate Governance Committee Charter (Amended and Restated),
-	Valuesline information,
-	The NHC Code of Ethics & Business Conduct, and
-	NHC Corporate Governance Guidelines
The Code of Ethics has been adopted for all employees, officers and directors of the Company. If there are any amendments or waivers to the Code of Ethics, it will be published on the website. Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. Our press releases for at least the last three years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance and job opportunities. The website is updated regularly for any SEC filings and press releases. The contents of the website are not incorporated into this proxy statement.
OTHER MATTERS
The Board knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their discretion.

NATIONAL HEALTHCARE CORPORATION
CITY CENTER
100 E. VINE STREET
MURFREESBORO, TN 37130

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86165-P44453

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL HEALTHCARE CORPORATION

The Board of Directors recommends you vote FOR Proposal 1.

The Board of Directors recommends you vote FOR each nominee in Proposal 1.

Nominees:	For	Against	Abstain
1a. Emil E. Hassan	☐	☐	☐
1b. Lisa Piercey, M.D.	☐	☐	☐
1c. William A. Adams	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V86166-P44453

NATIONAL HEALTHCARE CORPORATION
Annual Meeting of Shareholders
May 7, 2026 3:30 PM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen F. Flatt and/or Josh A. McCreary as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 E. Vine Street, Murfreesboro, Tennessee 37130, on Thursday, May 7, 2026 at 3:30 PM CDT and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals more fully described in the notice and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

Continued and to be signed on reverse side